EXHIBIT 5.1

                       OPINION OF DENNIS BROVARONE, ESQ.

                               DENNIS BROVARONE
                            2530 South Linley Court
                            Denver, Colorado 80219
                    ph: 303 742 0966 / fx-mdm: 303 742 0117

July 2, 1996


Board of Directors
Alanco Environmental Resources Corporation
4110 N. Scottsdale, Road, Suite 200
Scottsdale, AZ 85251

     Re: Registration Statement on Form S-1

Gentlemen:

     As counsel for Alanco Environmental Resources Corporation, an Arizona corporation (the "Company") you have requested my opinion as to the legality of the securities covered by the proposed Registration Statement of the Company filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Commission" and the "Act"). The proposed offering is for up to 861,625 Shares of the Company's common stock offered by the Selling Shareholders identified therein. This opinion is to be filed as an Exhibit to the Form S-1 Registration Statement filed with the Commission.

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Articles of Incorporation of the Company as amended and as filed with the Secretary of State of the State of Arizona.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3) Stock book of the Company evidencing issuances of Shares of the common stock of the Company prior to the date hereof.

     (4) The Registration Statement and the Prospectus contained within the Registration Statement.

Board of Directors
Alanco Environmental Resources Corporation
July 2, 1996

Page 2


     (5) The other exhibits to the Registration Statement as filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is my opinion that the securities proposed to be sold by the Selling Shareholders pursuant to the public offering, are and will, upon the purchase, receipt of full payment, and delivery in accordance with the terms of the offering described in such Registration Statement and Prospectus, be duly and validly authorized, legally issued, fully paid and non-assessable.

     Furthermore, please be advised that I hereby consent to being named in the Registration Statement as having advised Alanco Environmental Resources, as to the legality of its securities proposed to be sold.

                                   Very truly yours,


                                   /s/Dennis Brovarone
                                   -------------------------------
                                   Dennis Brovarone